EXHIBIT 99.1

Willis Towers Watson Reports Second Quarter Earnings

  Reported Revenues increased 8% over pro forma prior year second quarter (10% constant currency increase, 4% organic increase)
  Adjusted Revenues increased 9% over pro forma prior year second quarter (11% constant currency increase, 5% organic increase)
  Diluted Earnings per Share were $0.51
  Adjusted Diluted Earnings per Share were $1.66

LONDON and ARLINGTON, Va., Aug. 05, 2016 (GLOBE NEWSWIRE) -- Willis Towers Watson (NASDAQ:WLTW) (the “Company”), a leading global advisory, broking and solutions company, today announced financial results for the second quarter of 2016, which ended June 30, 2016. On January 4, 2016, the merger of Willis Group Holdings (Willis) and Towers Watson & Co. (Towers Watson) was completed. In this release, the Company has presented consolidated financial results for the quarter ended June 30, 2016 and certain pro forma results for the quarter ended June 30, 2015.

Total Revenues were $1.95 billion for the quarter, an increase of 8% (10% constant currency increase, 4% organic increase) as compared to Willis and Towers Watson pro forma revenues of $1.8 billion for the same period in the prior year. Adjusted Revenues, which include $26 million of revenue not recognized due to purchase accounting rules, were $1.98 billion, or an increase of 9% (11% constant currency increase, 5% organic increase), as compared to Willis and Towers Watson pro forma revenues of $1.8 billion for the same period in the prior year.

Net income attributable to Willis Towers Watson for the second quarter of 2016 was $72 million, a decrease from pro forma net income attributable to Willis Towers Watson of $114 million for the prior-year second quarter. Net income attributable to Willis Towers Watson for the first six months of 2016 was $310 million, a decrease from pro forma net income attributable to Willis Towers Watson of $373 million for the prior-year second quarter.

For the quarter, diluted earnings per share were $0.51, and adjusted diluted earnings per share were $1.66. Net income attributable to Willis Towers Watson and diluted earnings per share for the second quarter of 2016 include pre-tax $41 million of restructuring costs and $29 million of integration expenses. The tax rate for the quarter was 21% and the adjusted tax rate for the quarter used in calculating adjusted diluted earnings per share was 25%.

Adjusted EBITDA for the second quarter of 2016 was $406 million, or 20.6% of Adjusted Revenues; and pro forma Adjusted EBITDA was $401 million, or 22.1% of pro forma Adjusted Revenues, for the second quarter of 2015. The second quarter is a seasonally weak quarter due to the low level of renewals for some lines of business, primarily related to Gras Savoye and Miller, where they had very strong renewals occur in the first quarter of the calendar year.  Portions of the consulting and administration businesses also have weaker performance in the second quarter of the calendar year due to seasonality.

Adjusted EBITDA for the first half of 2016 was $1,077 million, or 25.4% of Adjusted Revenues, and pro forma Adjusted EBITDA was $979 million, or 25.6% of pro forma Adjusted Revenues, for the first half of 2015.  Due to seasonality quarter over quarter, we believe the first half of calendar 2016 is a more meaningful indicator of performance.

As of August 1, 2016, we repurchased $100 million of Willis Towers Watson stock.  We anticipate repurchasing an additional $200 million, for a total of $300 million by the end of calendar year 2016, subject to market conditions and other factors.

“I’m encouraged with the results this quarter for a number of reasons.  We’ve made significant strides in our integration efforts, kept continued focus on the market and our clients, and won new business through the strong collaboration of our colleagues around the world.  I’m also very pleased with the results and continued development of the Exchange business,” said John Haley, Willis Towers Watson’s chief executive officer.  “We still have work to do across the portfolio.  Many of the actions and key integration initiatives under way may not immediately impact our results but are fundamental to our long-term success.   As I work with our colleagues across the globe, I become more confident each quarter that we’ll achieve our merger-related goals.”

Second Quarter Company Highlights

Segment Highlights

Human Capital & Benefits

For the quarter, the Human Capital & Benefits (“HCB”) segment had commissions and fees of $760 million, an increase of 1% (3% constant currency increase and flat organic) from pro forma $750 million in the prior-year second quarter. Reported and constant currency commissions and fees growth were due to the acquisition of Gras Savoye.  Retirement revenues were up slightly as strong growth in Great Britain was offset by the expected drop in Bulk Lump Sum work in the U.S. The Talent and Rewards advisory business was down year over year as the M&A market softened.  The Health and Benefits North America consulting business continued to see demand for plan design projects.  Internationally, Global Wealth Solutions continued to be impacted by conditions in the Greater China market. The HCB segment had total revenues of $765 million, which includes interest and other income, and an operating margin of 15%.

Corporate Risk & Broking

For the quarter, the Corporate Risk & Broking (“CRB”) segment had commissions and fees of $623 million, an increase of 7% (9% constant currency increase and 1% organic increase) from pro forma $581 million in the prior-year second quarter. The quarter’s reported commissions and fees growth was largely driven by the acquisition of Gras Savoye. Great Britain led organic growth as a result of new business in Property and Casualty, Facultative and Financial Lines.  Western Europe and International also contributed to growth mainly driven by new business in Iberia and CEEMEA.  North America organic revenue declined slightly as a result of lower levels of new business. The CRB segment had total revenues of $629 million, which includes interest and other income, and an operating margin of 19%.

Investment, Risk & Reinsurance

For the quarter, the Investment, Risk & Reinsurance segment had commissions and fees of $355 million, an increase of 5% (7% constant currency increase and 5% organic decline) from pro forma $337 million in the prior-year second quarter. The Segment’s reported commissions and fees growth was driven by the acquisition of Miller Insurance Services.  The organic decline was primarily related to a decline in risk consulting projects, lower profit sharing on certain insurance contracts and a slow-down in Capital Markets due to a decline in M&A activity.  The Investment, Risk & Reinsurance segment had total revenues of $399 million, which included, in interest and other income, a previously disclosed settlement with JLT of $40 million related to the Fine Arts & Jewelry team.  The operating margin of 25% also included the $40 million settlement.

Exchange Solutions

For the quarter, the Exchange Solutions segment had commissions and fees of $154 million, an increase of 47% (47% constant currency increase and 43% organic increase) from pro forma $105 million in the prior-year second quarter. Retiree and Access Exchanges revenues increased by 48%, primarily as a result of the record 2016 annual enrollment season. Exchange Other revenues increased by 44% primarily due to Technology and Administration Solutions adding new clients and experiencing higher project activity. The Exchange Solutions segment had total revenues of $155 million, which includes interest and other income, and an operating margin of 20%.

Reconciliation of Segment Operating Income to Income from Continuing Operations before Income Taxes and Interest in Earnings of Associates

For the second quarter, the Company recorded expenses that are excluded from our segment operating income. The following table represents the difference.

Reconciliation of Segment Operating Income to Income from continuing operations before income taxes and interest in earnings of associates

	Three Months Ended June 30,
	2016	2015
		Pro Forma
Segment Operating Income	$363	$342
Differences in allocation methods(i)	(3)	(6)
Fair value adjustment for deferred revenue	(26)	-
Amortization	(125)	(125)
Restructuring costs	(41)	(38)
Integration and transaction expenses	(29)	(10)
Other, net	(3)	7
Income from Operations	136	170
Interest expense	(47)	(40)
Other income, net	6	22
Income from continuing operations before income taxes and interest in earnings of associates	$95	$152

(i)Includes certain costs, primarily those related to corporate functions, leadership, projects, and certain differences between budgeted expenses determined at the beginning of the fiscal year and actual expenses that we report for GAAP purposes.

Outlook for 2016

For 2016, the Company expects reported revenue growth of around 7% and constant currency revenue growth of around 10% and diluted earnings per share in the range of $2.48 to $2.68 and adjusted diluted earnings per share in the range of $7.60 to $7.80. Further detail is available in the supplemental slides that are posted on our website.

Conference Call

The Company will host a live webcast and conference call to discuss the financial results for the second quarter of 2016. It will be held on Friday, August 5, 2016, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.willistowerswatson.com. The replay of the call will be available shortly after the live call for a period of three months. A telephonic replay of the call will also be available through August 8, 2016 at 404-537-3406, conference ID 49073928.

About Willis Towers Watson

Willis Towers Watson (NASDAQ:WLTW) is a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. With roots dating to 1828, Willis Towers Watson has 39,000 employees in more than 120 countries. We design and deliver solutions that manage risk, optimize benefits, cultivate talent, and expand the power of capital to protect and strengthen institutions and individuals. Our unique perspective allows us to see the critical intersections between talent, assets and ideas — the dynamic formula that drives business performance. Together, we unlock potential. Learn more at willistowerswatson.com.

Willis Towers Watson Non-GAAP Measures

In order to assist readers of our condensed consolidated financial statements in understanding the core operating results that Willis Towers Watson’s management uses to evaluate the business and for financial planning, we present non-GAAP measures.  Willis Towers Watson’s management began using the following measures from the effective date of the Merger: (1) Adjusted Revenues, (2) Constant Currency Change, (3) Organic Change, (4) Adjusted Operating Income, (5) Adjusted EBITDA, (6) Adjusted Net Income, (7) Adjusted Diluted Earnings Per Share, (8) Adjusted Income Before Taxes, (9) Adjusted Income Taxes/Rate and (10) Free Cash Flow. The Company believes these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating and liquidity results.

Within these measures, we have adjusted for significant items which will not be settled in cash, or which we believe to be items that are not core to our current or future operations. These items include restructuring costs, integration and transaction expenses, fair value adjustment to deferred revenue, gains or losses on our disposal of operations, our provision for the Stanford litigation and Venezuelan currency devaluation.

  Restructuring, integration and transaction costs - Management believes it is appropriate to adjust for restructuring, integration and transaction costs when they relate to a specific significant program with a defined set of activities and costs that are not expected to continue beyond a defined period of time. We believe the adjustment is necessary to present how the Company is performing, both now and in the future when these programs will have concluded.

  Fair value adjustment to deferred revenue - Adjustment to normalize for the deferred revenue written down as part of the purchase accounting for the Merger.

  Provision for Stanford litigation - The provision for the Stanford litigation matter, which we consider to be a non-ordinary course litigation matter.

  Venezuelan currency devaluation - Foreign exchange losses incurred as a consequence of the Venezuelan government’s enforced changes to exchange rate mechanisms.

These measures are different than those reported in our Form 10-K for the year ended December 31, 2015 and filed with the SEC on February 29, 2016; and from those reported in our 8-K filed with the SEC on March 10, 2016. Historical non-GAAP measures have been recalculated using management’s new metrics for the three and six months ended June 30, 2015 and are not necessarily the same figures reported in our previous filings.

Willis Towers Watson evaluates revenue on an as reported, adjusted, constant currency and organic basis. Willis Towers Watson believes providing adjusted, constant currency and organic information provides valuable supplemental information regarding our comparable results, consistent with how Willis Towers Watson evaluates its performance internally.

Willis Towers Watson considers Adjusted Revenues, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Income before taxes, Adjusted Income Taxes/Rate and Free Cash Flow to be important financial measures, which are used to internally evaluate and assess our core operations and to benchmark our operating and liquidity results against our competitors. These non-GAAP measures are important in illustrating what Willis Towers Watson’s comparable operating and liquidity results would have been had Willis Towers Watson not incurred acquisition-related and non-recurring items. Willis Towers Watson’s non-GAAP measures and their accompanying definitions are presented as follows:

Adjusted Revenues – presents comparable period-over-period comparisons of revenues by excluding the impact of purchase accounting rules and is defined as: Total Revenues adjusted for the fair value adjustment for deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of these transactions. GAAP accounting requires the elimination of this revenue.
Constant Currency Change – represents the year over year change in revenues excluding the impact of foreign currency fluctuations. To calculate this impact, the prior year local currency results are first translated using the current year monthly average exchange rates. The change is calculated by comparing the prior year revenues, translated at the current year monthly average exchange rates, to the current year as reported revenues, for the same period. We believe constant currency measures provide useful information to investors because they provide transparency to performance by excluding the effect that foreign currency exchange rate fluctuations have on period-over-period comparability given volatility in foreign currency exchange markets.
Organic Change – The organic presentation excludes both the impact of fluctuations in foreign currency exchange rates, as described above, as well as the period-over-period impact of acquisitions and divestitures. We believe that excluding acquisition-related items from our GAAP financial measures provides useful supplemental information to our investors, and it is important in illustrating what our core operating results would have been had we not incurred these acquisition-related items, since the nature, size and number of acquisitions can vary from period to period.
Adjusted Operating Income – Income from Operations adjusted for amortization, restructuring costs, integration and transaction expenses, the fair value adjustment for deferred revenue and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results.
Adjusted EBITDA – Net Income adjusted for provision for income taxes, interest expense, depreciation and amortization, restructuring costs, integration and transaction expenses, the fair value adjustment for deferred revenue, gain on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results.
Adjusted Net Income – Net Income Attributable to Willis Towers Watson adjusted for amortization, restructuring costs, integration and transaction expenses, the fair value adjustment of deferred revenue, gain on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results and the related tax effect of those adjustments. This measure is used solely for the purpose of calculating adjusted diluted earnings per share.
Adjusted Diluted Earnings Per Share – Adjusted Net Income divided by the weighted average shares of common stock, diluted.
Adjusted Income before taxes – Income from continuing operations before income taxes and interest in earnings of associates adjusted for amortization, restructuring costs, integration and transaction expenses, the fair value adjustment of deferred revenue, gain on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results. Adjusted income before taxes is used solely for the purpose of calculating the adjusted income tax rate.
Adjusted Income Taxes/Rate – Provision for income taxes adjusted for taxes on certain items of amortization, restructuring costs, integration and transaction expenses, the fair value adjustment of deferred revenue, gain on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results. Adjusted income taxes is used solely for the purpose of calculating the adjusted income tax rate.
Free Cash Flow- Cash Flows from Operating Activities less cash used to purchase fixed assets and software for internal use. Free Cash Flow is a liquidity measure and is not meant to represent residual cash flow available for discretionary expenditures.

These non-GAAP measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP measures should be considered in addition to, and not as a substitute for, the information contained within Willis Towers Watson’s financial statements.

Reconciliations of these measures are included in the accompanying tables to today’s press release and in the supplemental slides that are posted on our website.

Willis Towers Watson Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the benefits of the business combination transaction involving Towers Watson and Willis, including the combined company’s future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Willis Towers Watson’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this press release, including the following: changes in general economic, business and political conditions, including changes in the financial markets; consolidation in or conditions affecting the industries in which the company operates; any changes in the regulatory environment in which the company operates; the ability to successfully manage ongoing organizational changes; the ability of the company to successfully integrate the Towers Watson, Gras Savoye and Willis businesses, operations and employees, and realize anticipated growth, synergies and cost savings; the potential impact of the merger on relationships, including with employees, suppliers, clients and competitors; significant competition that the company faces and the potential for loss of market share and/or profitability; compliance with extensive government regulation; the company’s ability to make divestitures or acquisitions and its ability to integrate or manage such acquired businesses; the risk that we may not be able to repurchase our intended number of outstanding shares, due to M&A activity or market conditions; expectations, intentions and outcomes relating to outstanding litigation; the risk the Stanford litigation settlement will not be finalized or approved, the risk that the Stanford bar order may be challenged in other jurisdictions, and the risk that the charge related to the Stanford settlement may not be deductible; the risk of material adverse outcomes on existing litigation matters, including without limitation the Stanford litigation; the diversion of time and attention of the company's management team while the merger and other acquisitions are being integrated; doing business internationally, including the impact of exchange rates; the potential impact of the UK vote in favor of the UK leaving the European Union; the federal income tax consequences of the merger and the enactment of additional state, federal, and/or foreign regulatory and tax laws and regulations, including changes in tax rates; the company’s capital structure, including indebtedness amounts, the limitations imposed by the covenants in the documents governing such indebtedness and the maintenance of the financial and disclosure controls and procedures of each; the ability of the company to obtain financing on favorable terms or at all; adverse changes in the credit ratings of the company; the possibility that the anticipated benefits from the merger cannot be fully realized or may take longer to realize than expected; the ability of the company to retain and hire key personnel; a decline in defined benefit pension plans; various claims, government inquiries or investigations or the potential for regulatory action; failure to protect client data or breaches of information systems; reputational damage; disasters or business continuity problems; clients choosing to reduce or terminate the services provided by the company; fluctuation in revenues against the company’s relatively fixed expenses; management of client engagements; technological change; the inability to protect intellectual property rights, or the potential infringement upon the intellectual property rights of others; increases in the price, or difficulty of obtaining, insurance; fluctuations in the company’s pension liabilities; loss of, failure to maintain, or dependence on certain relationships with insurance carriers; changes and developments in the United States healthcare system; the availability of tax-advantaged consumer-directed benefits to employers and employees; reliance on third party services; the company's holding company structure; changes in accounting estimates and assumptions; and changes in the market price of the company's shares. These factors also include those described under “Risk Factors” in the company’s most recent 10-K and 10-Q filings with the SEC.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against relying on these forward-looking statements.

WILLIS TOWERS WATSON
Supplemental Segment Information
(In Millions of U.S. Dollars)
(Unaudited)

The pro forma financial information does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Willis Towers Watson would have been had the Merger occurred on January 1, 2015, nor is it necessarily indicative of future consolidated results of operations or consolidated financial position.

Segment revenue and operating income both include revenue that was deferred at the time of the Merger, and eliminated due to purchase accounting. The impact of the elimination from purchase accounting (which is the reduction to 2016 consolidated revenue and operating income) has been included in the reconciliation to our consolidated results in order to provide the actual revenues the segments would have recognized on an unadjusted basis.

SEGMENT REVENUE
Commissions and Fees
	Three Months			Components of Change
	Ended June 30,			Currency	Constant Currency	Acquisitions	Organic
	2016	2015	Pro Forma Change	Impact	Change	Divestitures	Change
		Pro Forma
Human Capital & Benefits	$760	$750	1%	(2)%	3%	3%	0%
Corporate Risk & Broking	623	581	7%	(2)%	9%	8%	1%
Investment, Risk & Reinsurance	355	337	5%	(2)%	7%	12%	(5)%
Exchange Solutions	154	105	47%	0%	47%	4%	43%
Commissions and Fees	$1,892	$1,773	7%	(2)%	9%	6%	3%

	Six Months			Components of Change
	Ended June 30,			Currency	Constant Currency	Acquisitions	Organic
	2016	2015	Pro Forma Change	Impact	Change	Divestitures	Change
		Pro Forma
Human Capital & Benefits	$1,712	$1,636	5%	(2)%	7%	7%	0%
Corporate Risk & Broking	1,261	1,103	14%	(3)%	17%	17%	0%
Investment, Risk & Reinsurance	830	792	5%	(2)%	7%	11%	(4)%
Exchange Solutions	317	212	50%	0%	50%	6%	44%
Commissions and Fees	$4,120	$3,743	10%	(2)%	12%	10%	2%

Total Segment Revenues
	Three Months ended June 30,		Six Months ended June 30,
	2016	2015	2016	2015
		Pro Forma		Pro Forma
Human Capital & Benefits	$765	$755	$1,720	$1,647
Corporate Risk & Broking	629	585	1,274	1,112
Investment, Risk & Reinsurance	399	339	878	797
Exchange Solutions	155	106	318	213
Total Segment Revenues	$1,948	$1,785	$4,190	$3,769

Reconciliation of Total Segment Revenues to Total Revenues

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
		Pro Forma		Pro Forma
Total Segment Revenues	$1,948	$1,785	$4,190	$3,769
Fair value adjustment for deferred revenue	(26)	-	(58)	-
Reimbursable Expenses and Other	27	27	51	55
Total Revenues	$1,949	$1,812	$4,183	$3,824

The components of the change in Total Revenues and Adjusted Revenues generated for the three months ended June 30, 2016 and pro forma total revenues for the three months ended June 30, 2015 are as follows:

				Components of Revenue Change
	Three Months ended June 30,		Pro Forma	Currency	Constant Curreny	Acquisitions	Organic
	2016	2015	Change	Impact	Change	Divestitures	Change
		Pro Forma
Total Revenues	$1,949	$1,812	8%	(2)%	10%	6%	4%
Fair value adjustment for deferred revenue	26	-
Adjusted Revenues	$1,975	$1,812	9%	(2)%	11%	6%	5%

The components of the change in Total Revenues and Adjusted Revenues generated for the six months ended June 30, 2016 and pro forma total revenues for the six months ended June 30, 2015 are as follows:

	Six Months ended June 30,		Pro Forma	Currency	Constant Curreny	Acquisitions	Organic
	2016	2015	Change	Impact	Change	Divestitures	Change
		Pro Forma
Total Revenues	$4,183	$3,824	10%	(2)%	12%	11%	1%
Fair value adjustment for deferred revenue	58	-
Adjusted Revenues	$4,241	$3,824	11%	(2)%	13%	11%	2%

SEGMENT OPERATING INCOME(i)
	Three Months ended June 30,		Six Months ended June 30,
	2016	2015	2016	2015
		Pro Forma		Pro Forma
Human Capital & Benefits	$113	$148	$410	$421
Corporate Risk & Broking	119	129	239	193
Investment, Risk & Reinsurance	101	56	277	245
Exchange Solutions	30	9	69	23
Segment Operating Income	$363	$342	$995	$882

(i)Segment operating income excludes certain costs, including amortization of intangibles, restructuring costs, certain integration and transaction expenses, certain litigation provisions and to the extent that the actual expense based upon which allocations are made, differs from the forecast/budget amount, a reconciling item will be created between internally allocated expenses and the actual expense reported for US GAAP purposes.

Reconciliation of Segment Operating Income to Income from continuing operations before income taxes and interest in earnings of associates

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
		Pro Forma		Pro Forma
Segment Operating Income	$363	$342	$995	$882
Differences in allocation methods(i)	(3)	(6)	5	(15)
Fair value adjustment for deferred revenue	(26)	-	(58)	-
Amortization	(125)	(125)	(286)	(248)
Restructuring costs	(41)	(38)	(66)	(69)
Integration and transaction expenses	(29)	(10)	(81)	(13)
Provision for the Stanford litigation	-	-	(50)	-
Other (income)/expense, net	(3)	7	3	16
Income from Operations	136	170	462	553
Interest expense	(47)	(40)	(93)	(80)
Other income, net	6	22	(12)	13
Income from continuing operations before income taxes and interest in earnings of associates	$95	$152	$357	$486

(i)Includes certain costs, primarily those related to corporate functions, leadership, projects, and certain differences between budgeted expenses determined at the beginning of the fiscal year and actual expenses that we report for GAAP purposes.

WILLIS TOWERS WATSON
Reconciliation of Non-GAAP Measures
(In Millions of U.S. Dollars, Except Per Share Data)
(Unaudited)

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON TO ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016	2015

Net Income attributable to Willis Towers Watson	$72		$70		$310	$280
Adjusted for certain items(i)
Amortization	125		16		286	30
Restructuring costs	41		38		66	69
Integration and transaction expenses	29		14		81	14
Provision for the Stanford litigation	-		-		50	-
Fair value adjustment for deferred revenue	26		-		58	-
Gain on disposal of operations	(1)		(6)		(2)	(11)
Venezuela currency devaluation	-		1		-	1
Tax effect on certain items listed above	(59)		(17)		(153)	(27)
Adjusted Net Income	$233		$116		$696	$356

Weighted average shares of common stock, diluted(ii)	140		69		138	69

Diluted Earnings Per Share	$0.51		$1.01		$2.25	$4.06
Adjusted for certain items(i)
Amortization	0.89		0.23		2.07	0.43
Restructuring costs	0.29		0.55		0.48	1.00
Integration and transaction expenses	0.21		0.20		0.59	0.20
Provision for the Stanford litigation	-		-		0.36	-
Fair value adjustment for deferred revenue	0.19		-		0.42	-
Gain on disposal of operations	(0.01)		(0.09)		(0.02)	(0.16)
Venezuela currency devaluation	-		0.02		-	0.02
Tax effect on certain items listed above	(0.42)		(0.24)		(1.11)	(0.39)
Adjusted Diluted Earnings Per Share	$1.66		$1.68		$5.04	$5.16

(i) In the second quarter of 2016 Willis Towers Watson changed the manner in which adjusted items are presented in the reconciliation of Adjusted Net Income. This change resulted in adjusted items being presented on a pretax basis and the related tax impacts on adjusted items being aggregated into a separate line item. The adjusted items for prior periods presented were updated to conform to the current presentation.
(ii)Shares of common stock and diluted earnings per share for the three and six months ended June 30, 2015 have been retroactively adjusted to reflect the reverse stock split on January 4, 2016.

RECONCILIATION OF TOTAL REVENUES TO ADJUSTED REVENUES

					Pro Forma (Unaudited)
					Towers Watson	Willis Towers Watson
	Three Months Ended June 30,				Three Months Ended June 30,
	2016		2015		2015	2015

Total Revenues	$1,949		$922		$890	$1,812
Fair value adjustment for deferred revenue	26		-		-	-
Adjusted Revenues	$1,975		$922		$890	$1,812

					Pro Forma (Unaudited)
					Towers Watson	Willis Towers Watson
	Six Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2015	2015

Total Revenues	$4,183		$2,009		$1,815	$3,824
Fair value adjustment for deferred revenue	58		-		-	-
Adjusted Revenues	$4,241		$2,009		$1,815	$3,824

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

					Pro Forma (Unaudited)
					Towers Watson	Willis Towers Watson
	Three Months Ended June 30,				Three Months Ended June 30,
	2016		2015		2015	2015

Net Income	$76	3.9%	$72	7.8%	$44	$116	6.4%
Provision for income taxes	19		19		15	34
Interest expense	47		35		5	40
Depreciation	44		23		17	40
Amortization	125		16		109	125
EBITDA and EBITDA Margin	311	16.0%	165	17.9%	190	355	19.6%
Restructuring costs	41		38		-	38
Integration and transaction expenses	29		14		-	14
Provision for the Stanford litigation	0		-		-	-
Fair value adjustment for deferred revenue	26		-		-	-
Gain on disposal of operations	(1)		(6)		-	(6)
Adjusted EBITDA and Adjusted EBITDA Margin	$406	20.6%	$211	22.9%	$190	$401	22.1%

					Pro Forma (Unaudited)
					Towers Watson	Willis Towers Watson
	Six Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2015	2015

Net Income	$321	7.7%	$286	14.2%	$93	$379	9.9%
Provision for income taxes	37		75		46	121
Interest expense	93		68		12	80
Depreciation	87		45		34	79
Amortization	286		30		218	248
EBITDA and EBITDA Margin	824	19.7%	504	25.1%	403	907	23.7%
Restructuring costs	66		69		-	69
Integration and transaction expenses	81		14		-	14
Provision for the Stanford litigation	50		-		-	-
Fair value adjustment for deferred revenue	58		-		-	-
Gain on disposal of operations	(2)		(11)		-	(11)
Adjusted EBITDA and Adjusted EBITDA Margin	$1,077	25.4%	$576	28.7%	$403	$979	25.6%

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED OPERATING INCOME

					Pro Forma (Unaudited)
					Towers Watson	Willis Towers Watson
	Three Months Ended June 30,				Three Months Ended June 30,
	2016		2015		2015	2015

Income from operations	$136	7.0%	$105	11.4%	$65	$170	9.4%
Adjusted for certain items:
Amortization	125		16		109	125
Restructuring costs	41		38		-	38
Integration and transaction expenses	29		14		-	14
Fair value adjustment for deferred revenue	26		-		-	-
Adjusted Operating Income	$357	18.1%	$173	18.8%	$174	$347	19.2%

					Pro Forma (Unaudited)
					Towers Watson	Willis Towers Watson
	Six Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2015	2015

Income from operations	$462	11.0%	$398	19.8%	$155	$553	14.5%
Adjusted for certain items:
Amortization	286		30		218	248
Restructuring costs	66		69		-	69
Integration and transaction expenses	81		14		-	14
Provision for the Stanford litigation	50		-		-	-
Fair value adjustment for deferred revenue	58		-		-	-
Adjusted Operating Income	$1,003	23.7%	$511	25.4%	$373	$884	23.1%

RECONCILIATION OF GAAP INCOME TAXES/RATE TO ADJUSTED INCOME TAXES/RATE

	Three Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,	Six Months Ended June 30,
	2016		2015		2016	2015
Income from continuing operations before income taxes and interest in earnings of associates	$95		$93		$357	$347
Adjusted for certain items:
Amortization	125		16		286	30
Restructuring costs	41		38		66	69
Integration and transaction expenses	29		14		81	14
Provision for the Stanford litigation	-		-		50	-
Fair value adjustment for deferred revenue	26		-		58	-
Gain on disposal of operations	(1)		(6)		(2)	(11)
Adjusted income before taxes	$315		$155		$896	$449

Provision for income taxes	$19		$19		$37	$75
Tax effect on certain items listed above	59		17		153	27
Adjusted income taxes	$78		$36		$190	$102

GAAP tax rate	21%		20%		10%	22%
Adjusted tax rate	25%		23%		21%	23%

WILLIS TOWERS WATSON
Condensed Consolidated Statements of Operations
(In Millions of U.S. Dollars, Except Per Share Data)

	(Unaudited)		Pro Forma (Unaudited)
			Towers Watson(ii)	Willis Towers Watson
	Three Months Ended June 30,		Three Months Ended June 30,
	2016	2015	2015	2015

Revenues
Commissions and fees	$1,894	$917	$889	$1,806
Interest and other income	55	5	1	6
Total revenues	1,949	922	890	1,812

Costs of providing services:
Salaries and benefits	1,201	561	519	1,080
Other operating expenses	373	179	180	359
Depreciation	44	23	17	40
Amortization	125	16	109	125
Restructuring costs	41	38	-	38
Integration expenses(iii)	29	-	-	-
Total costs of providing services	1,813	817	825	1,642

Income from operations	136	105	65	170

Interest expense	47	35	5	40
Other (income)/expense, net	(6)	(23)	1	(22)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	95	93	59	152

Provision for income taxes	19	19	15	34

INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	76	74	44	118

Interest in (loss)/earnings of associates, net of tax	-	(2)	-	(2)

NET INCOME	76	72	44	116

Income attributable to non-controlling interests	(4)	(2)	-	(2)

NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	$72	$70	$44	$114

Earnings per share(i)
Basic earnings per share	$0.52	$1.03		$0.83
Diluted earnings per share	$0.51	$1.01		$0.83

Cash dividends declared per share(i)	$0.48	$0.82

Weighted average shares of common stock, basic	139	68		137
Weighted average shares of common stock, diluted	140	69		138

(i)Basic and diluted earnings per share, and cash dividends declared per share, for the three months ended June 30, 2015 have been retroactively adjusted to reflect the reverse stock split on January 4, 2016.
(ii)Includes historical Towers Watson and pro forma adjustments. Additional pro forma details can be found in the supplemental slides to today's Press Release.
(iii) For the three months ended June 30, 2015, Legacy Willis had $14M of Integration expenses; $1M in Salaries and benefits, and $13M in Other operating expenses

WILLIS TOWERS WATSON
Condensed Consolidated Statements of Operations
(In Millions of U.S. Dollars, Except Per Share Data)

	(Unaudited)		Pro Forma (Unaudited)
			Towers Watson(ii)	Willis Towers Watson
	Six Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2015	2015

Revenues
Commissions and fees	$4,113	$1,998	1,813	$3,811
Interest and other income	70	11	2	13
Total revenues	4,183	2,009	1,815	3,824

Costs of providing services:
Salaries and benefits	2,397	1,128	1,057	2,185
Other operating expenses	804	339	351	690
Depreciation	87	45	34	79
Amortization	286	30	218	248
Restructuring costs	66	69	-	69
Integration expenses(iii)	81	-	-	-
Total costs of providing services	3,721	1,611	1,660	3,271

Income from operations	462	398	155	553

Interest expense	93	68	12	80
Other expense/(income), net	12	(17)	4	(13)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	357	347	139	486

Provision for income taxes	37	75	46	121

INCOME FROM CONTINUING OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	320	272	93	365

Interest in earnings of associates, net of tax	1	14	-	14

NET INCOME	321	286	93	379

Income attributable to non-controlling interests	(11)	(6)	-	(6)

NET INCOME ATTRIBUTABLE TO WILLIS TOWERS WATSON	$310	$280	$93	$373

Earnings per share(i)
Basic earnings per share	$2.26	$4.12		$2.72
Diluted earnings per share	$2.25	$4.06		$2.70

Cash dividends declared per share(i)	$0.96	$1.64

Weighted average shares of common stock, basic	137	68		137
Weighted average shares of common stock, diluted	138	69		138

(i)Basic and diluted earnings per share, and cash dividends declared per share, for the six months ended June 30, 2015 have been retroactively adjusted to reflect the reverse stock split on January 4, 2016.
(ii)Includes historical Towers Watson and pro forma adjustments. Additional pro forma details can be found in the supplemental slides to today's Press Release.
(iii) For the six months ended June 30, 2015, Legacy Willis had $14M of Integration expenses; $1M in Salaries and benefits, and $13M in Other operating expenses

WILLIS TOWERS WATSON
Condensed Consolidated Balance Sheets
(In Millions of U.S. Dollars, Except Share Data)
(Unaudited)
	June 30,	December 31,
	2016	2015

ASSETS
Cash and cash equivalents	$949	$532
Fiduciary assets	11,767	10,458
Accounts receivable, net	2,187	1,258
Prepaid and other current assets	327	255
Total current assets	15,230	12,503

Fixed assets, net	794	563
Goodwill	10,527	3,737
Other intangible assets, net	4,713	1,115
Pension benefits assets	815	623
Other non-current assets	330	298
Total non-current assets	17,179	6,336
TOTAL ASSETS	$32,409	$18,839

LIABILITIES AND EQUITY
Fiduciary liabilities	$11,767	$10,458
Deferred revenue and accrued expenses	1,221	752
Short-term debt and current portion of long-term debt	528	988
Other current liabilities	901	603
Total current liabilities	14,417	12,801

Long-term debt	3,281	2,278
Liability for pension benefits	1,160	279
Deferred tax liabilities	1,156	240
Provision for liabilities	594	295
Other non-current liabilities	561	533
Total non-current liabilities	6,752	3,625
TOTAL LIABILITIES	21,169	16,426

COMMITMENTS AND CONTINGENCIES	—	—

REDEEMABLE NONCONTROLLING INTEREST	52	53

EQUITY

Ordinary shares, $0.000304635 nominal value; Authorized: 1,510,003,775;
Issued 138,387,421 shares in 2016 and 68,624,892 in 2015	—	—
Ordinary shares, €1 nominal value; Authorized: 40,000;	—
Issued 40,000 shares in 2016 and 2015
Preference shares, $0.000115 nominal value; Authorized: 1,000,000,000;
Issued nil shares in 2016 and 2015	—	—
Additional paid-in capital	10,495	1,672
Retained earnings	1,739	1,597
Accumulated other comprehensive loss, net of tax	(1,181)	(1,037)
Treasury shares, at cost, 17,519 shares in 2016 and 2015, and 40,000 shares,
€1 nominal value, in 2016 and 2015	(3)	(3)
Total Willis Towers Watson shareholders' equity	11,050	2,229
Noncontrolling interests	138	131
Total Equity	11,188	2,360

TOTAL LIABILITIES AND EQUITY	$32,409	$18,839

WILLIS TOWERS WATSON
Condensed Consolidated Statements of Cash Flows
(In Millions of U.S. Dollars)
(Unaudited)
	Six Months Ended June 30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME	$321	$286
Adjustments to reconcile net income to total net cash from operating activities:
Depreciation expense	87	45
Amortization of intangible assets	286	30
Net periodic benefit of defined benefit pension plans	(47)	(33)
Provision for doubtful accounts	21	1
(Benefit from) provision for deferred income taxes	(51)	33
Share-based compensation	68	34
Effect of exchange rate changes on net income	(22)	20
Other, net	16	(29)
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Accounts receivable	(123)	(160)
Fiduciary assets	(1,240)	(1,470)
Fiduciary liabilities	1,240	1,470
Other assets	(142)	(59)
Other liabilities	(59)	(169)
Movement on provisions	72	8
Net cash from operating activities	427	7

CASH FLOWS FROM/(USED IN) INVESTING ACTIVITIES
Additions to fixed assets and software for internal use	(92)	(47)
Capitalized software costs	(42)	—
Cash paid for acquisitions	(57)	(228)
Cash acquired	476	—
Redemptions of held-to-maturity investments	11	—
Sales and redemptions of available for sale securities	11	—
Other, net	1	27
Net cash from/(used in) investing activities	308	(248)

CASH FLOWS (USED IN)/FROM FINANCING ACTIVITIES
Net (payments on)/draw down of revolving credit facility	(393)	220
Senior notes issued	1,606	—
Proceeds from issue of other debt	404	—
Debt issuance costs	(14)	(1)
Repayments of debt	(1,826)	(8)
Repurchase of shares	(38)	(79)
Proceeds from issuance of shares and excess tax benefit	28	89
Dividends paid	(67)	(109)
Acquisitions of and dividends paid to noncontrolling interests	(15)	(8)
Net cash (used in)/from financing activities	(315)	104

INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	420	(137)
Effect of exchange rate changes on cash and cash equivalents	(3)	(15)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	532	635
CASH AND CASH EQUIVALENTS, END OF PERIOD	$949	$483

Contact

INVESTORS
Aida Sukys | +1 703 258 8033 | aida.sukys@willistowerswatson.com